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                                                                    Exhibit 4.1


                                                                EXECUTION COPY


                               SECOND AMENDMENT TO
                         POOLING AND SERVICING AGREEMENT

                  This SECOND AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of September 21, 2004 (this "Amendment"), is among American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III"), American Express Receivables Financing Corporation IV LLC ("RFC IV"), American Express Travel Related Services Company, Inc. (the "Servicer") and The Bank of New York, as trustee (the "Trustee"). This Amendment amends the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004, as amended as of June 30, 2004 (the "Pooling and Servicing Agreement" and, together with this Amendment, the "Amended Pooling and Servicing Agreement").

                                    RECITALS

                  1. Pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, each of RFC II, RFC III and RFC IV has delivered to the Trustee an Officer's Certificate, dated the date of this Amendment, stating that RFC II, RFC III and RFC IV, respectively, reasonably believes that this Amendment will not have an Adverse Effect.

                  2. RFC II, RFC III, RFC IV and the Servicer have satisfied all conditions precedent contained in the Pooling and Servicing Agreement to entering into this Amendment and this Amendment is authorized and permitted under the Pooling and Servicing Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  3. Now, therefore, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

                                   AMENDMENTS

                  SECTION 1.  Amendment to Section 1.01.
                              -------------------------

                  (a) Each of the definitions of "Certificateholder" and "Original Transferor Certificate" in Section 1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and inserted in its place shall be the following:

                  "Certificateholder" or "Holder" shall mean an Investor Certificateholder or, if used with respect to the Transferors' Interest, a Person in whose name a Transferor Certificate is registered or a Person in whose name ownership of an uncertificated interest in the Transferors' Interest is registered in the books and records of the Trust maintained by the Trustee.

                  "Original Transferor Certificate" shall mean, if the Transferors elect (i) to evidence their interests in the Transferors' Interest in certificated form pursuant to Section 6.01, the certificate executed by the Transferors and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A, as the same may be modified in accordance with Exhibit A, or (ii) to have their interests in the Transferors' Interest be uncertificated pursuant to
                  Section 6.01, such uncertificated interests.


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                  (b) The definition of "Holders of the Transferor Certificates"
shall be added to Section 1.01 of the Pooling and Servicing Agreement and it shall read as follows:

                  "Holders of the Transferor Certificates" or "holders of the Transferor Certificates" shall mean the Holders of the Transferor Certificates or the Holders of any uncertificated interests in the Transferors' Interest.

                  (c) The definition of "Second Amendment Effective Date" shall be added to Section 1.01 of the Pooling and Servicing Agreement and it shall read as follows:

                  "Second Amendment Effective Date" shall mean September 21,
                  2004.

                  SECTION 2. Amendments of Section 2.09. Subsection 2.09(g) of the Pooling and Servicing Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in its place the following:

                  A Transferor may designate Affiliates of such Transferor to be included as Transferors ("Additional Transferors") under this Agreement in an amendment hereto pursuant to subsection 13.01(a) and, in connection with such designation, such Transferor shall (i) if the Original Transferor Certificate is certificated, surrender the Original Transferor Certificate to the Trustee in exchange for a newly issued Original Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferors' Interest or (ii) if the Original Transferor Certificate is uncertificated, direct the Trustee to register in the books and records of the Trust such Additional Transferor's interest in the Transferors' Interest; provided, however, that prior to any such designation of an Additional Transferor, the conditions set forth in clauses
                  (iv) and (vi) of subsection 6.03(b) shall have been satisfied with respect thereto.

                  SECTION 3. Amendment of Section 3.07. Section 3.07 of the Pooling and Servicing Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in its place the following:

                  Each of the Transferors, by entering into this Agreement, each of the Holders of the Transferor Certificates, by acquisition of its interest in the Transferors' Interest, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for federal, state and local income and franchise tax purposes as indebtedness.

                  SECTION 4. Amendment of Section 4.01. Section 4.01 of the Pooling and Servicing Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in its place the following:


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                  The Transferor Certificates or, as the case may be, the
                  uncertificated interests in the Transferors' Interest shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Transferors on behalf of all holders of the Transferor Certificates (the "Transferors' Interest"); provided, however, that if the Transferors elect to have their interests in the Transferors' Interest be uncertificated as provided in Section 6.01 hereof, then such uncertificated interests shall represent the Transferors' Interest; provided further, however, that the Transferor Certificates or, as the case may be, the uncertificated interests in the Transferors' Interest shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

                  SECTION 5. Amendment of Section 6.01. Section 6.01 of the Pooling and Servicing Agreement is hereby amended by deleting the third, fourth and fifth sentences thereof in their entirety and inserting in their place the following:

                  The Transferors may elect at any time, by written notice to the Trustee, to have their interests in the Transferors' Interest be (i) uncertificated interests or (ii) evidenced by Transferor Certificates in registered form, substantially in the form of Exhibit A (which shall, upon issue, be executed and delivered by the Transferors to the Trustee for authentication and redelivery as provided in Section 6.02). If the Transferors elect to have their interests in the Transferors' Interest be uncertificated, they shall deliver to the Trustee for cancellation any Transferor Certificates previously issued and the Trustee shall register in the books and records of the Trust such uncertificated interests of the Transferors in the Transferors' Interest. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as one or more certificates evidencing the aggregate original principal amount of such Series or Class as described in Section 6.10. The Original Transferor Certificate, if certificated, shall be a single certificate and shall initially represent the entire Transferors' Interest. As of the Second Amendment Effective Date, the Transferors' interests in the Transferors' Interest shall be evidenced in uncertificated form, and the Trustee shall register in the books and records of the Trust such uncertificated interests of the Transferors in the Transferors' Interest.

                  SECTION 6. Amendment of Section 6.03. Subsection 6.03(b) of the Pooling and Servicing Agreement is hereby amended by deleting subsection 6.03(b) in its entirety and inserting in its place the following:



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                  (b) On or before the Series Issuance Date relating to any new
                  Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The Trustee shall execute the Supplement and the Transferors shall execute the Investor Certificates of such Series and deliver such Investor Certificates to the Trustee for authentication. In connection with the issuance of a new Series of Investor Certificates, the designation of an Additional Transferor pursuant to Section 2.09(g) or at any other time, each Transferor may surrender its Transferor Certificate to the Trustee, if applicable, in exchange for a newly issued Transferor Certificate and a new certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement (a "Transferor Certificate Supplement") to this Agreement (which Transferor Certificate Supplement shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of such Transferor; provided, however, that if the Holders of the Transferor Certificates have elected to have their interests in the Transferors' Interest be uncertificated, then such uncertificated interests shall represent the Transferors' Interest before and immediately after the designation of such Additional Transferor pursuant to Section 2.09(g). The issuance of any such Investor Certificates or Supplemental Certificate shall be subject to satisfaction of the following conditions:

                           (i) on or before the fifth day immediately preceding
                  the Series Issuance Date, the surrender and exchange of the Transferor Certificates or the exchange of the uncertificated interests in the Transferors' Interest, as the case may be, such Transferor shall have given the Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date, of such surrender and exchange of the Transferor Certificates or of such exchange of the uncertificated interests in the Transferors' Interest, as the case may be;

                           (ii) such Transferor shall have delivered to the
                  Trustee the related Supplement or Transferor Certificate Supplement, as applicable, in form satisfactory to the Trustee, executed by each party hereto (other than the Trustee and the Holder of the Supplemental Certificate, if any);

                           (iii) such Transferor shall have delivered to the
                  Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                           (iv) the Rating Agency Condition shall have been
                  satisfied with respect to such issuance, such surrender and exchange of the Transferor Certificates or such exchange of the uncertificated interests in the Transferors' Interest, as the case may be;

                           (v) such issuance, such surrender and exchange or
                  such exchange, as the case may be, will not result in any Adverse Effect and such Transferor shall have delivered to the Trustee an Officer's Certificate of such Transferor, dated the Series Issuance Date, the date of such surrender and exchange or the date of such exchange, as the case may be, to the effect that such Transferor reasonably believes that such issuance, such surrender and exchange or such exchange, as the case may be, will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect;


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                           (vi) the Transferors shall have delivered to the
                  Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Series Issuance Date or the date of such surrender and exchange or such exchange, as the case may be, with respect to such issuance, such surrender and exchange or such exchange, respectively, and, in connection with any such exchange, after giving effect to such exchange, the Transferors or other Holders of the Original Transferor Certificate shall have a remaining interest in the Trust of not less than, in the aggregate, 2% of the total amount of Principal Receivables and funds on deposit in the Special Funding Account and the Principal Funding Account; and

                           (vii) the aggregate amount of Principal Receivables
                  plus the principal amount of any Participation Interest theretofore conveyed to the Trust as of the Series Issuance Date, the date of such surrender and exchange or the date of such exchange, as the case may be, shall be greater than the Required Minimum Principal Balance as of the Series Issuance Date or the date of such surrender and exchange, as the case may be, and after giving effect to such issuance, such surrender and exchange or such exchange, respectively.

                  Any Supplemental Certificate (or uncertificated interest) held by any Person, and any Investor Certificate held by any Transferor at any time after the date of its initial issuance, may be transferred or exchanged only upon the delivery to the Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

                  SECTION 7. Amendment of Section 7.05. Section 7.05 of the Pooling and Servicing Agreement is hereby amended by deleting Section 7.05 in its entirety and inserting in its place the following:

                  Notwithstanding the provisions of Section 7.02, each Transferor may assign, convey or transfer all of its right, title and interest in, to and under the Receivables, the Accounts and the Participation Interests in which it has an interest and/or its interest in the Transferors' Interest (collectively, the "Assigned Assets"), together with all servicing functions and other obligations, if any, under this Agreement or relating to the transactions contemplated hereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with such Transferor, and such Transferor may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Certificates, upon satisfaction of the following conditions:

                           (a) the Assuming Entity, such Transferor and the
                  Trustee shall have entered into a supplement to this Agreement or an assumption agreement (in form and substance reasonably satisfactory to the Trustee) (either, the "Assumption Agreement") providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, and such Transferor shall have delivered to the Trustee an Officer's Certificate of such Transferor and an Opinion of Counsel each stating that such transfer and assumption comply with this Section 7.05, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;


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                           (b) all UCC filings required to perfect the interest
                  of the Trustee, on behalf of the Trust, in the Receivables to be conveyed by the Assuming Entity shall have been duly made and copies thereof shall have been delivered to the Trustee;

                           (c)(i) if the Assuming Entity shall not be eligible
                  to be a debtor under the Bankruptcy Code, such Transferor shall have delivered notice of such transfer and assumption to each Rating Agency or (ii) if the Assuming Entity shall be eligible to be a debtor in a case under the Bankruptcy Code, such Transferor shall have delivered copies of each such written notice to the Servicer and the Trustee and the Rating Agency Condition shall have been satisfied;

                           (d) the Trustee shall have received one or more
                  Opinions of Counsel to the effect that (i) the transfer of such Receivables by the Assuming Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables by the Assuming Entity to the Trust, (ii) the condition specified in paragraph (b) shall have been satisfied, and (iii) if the Assuming Entity shall be subject to the FDIA, the interest of the Trust in such Receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the Assuming Entity; and

                           (e) the Trustee shall have received a Tax Opinion.

                  Upon such transfer to and assumption by the Assuming Entity, such Transferor shall surrender the Transferor Certificate, if applicable, evidencing its interest in the Trust to the Transfer Agent and Registrar for registration of transfer and the Transfer Agent and Registrar shall issue a new Transferor Certificate, if applicable, in the name of the Assuming Entity (or, if applicable, register such Assuming Entity's uncertificated interest in the Transferors' Interest). Notwithstanding such assumption, such Transferor shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Transferor prior to such transfer.



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                  SECTION 8. Amendment of Section 12.03. Section 12.03 of the
Pooling and Servicing Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in its place the following:

                  Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Transferor Certificates, if applicable, the Trustee shall sell, assign and convey to the Holders of the Transferor Certificates or any of their designees, without recourse, representation or warranty, all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all monies then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b).

                  SECTION 9. Miscellaneous. The amendments provided for by this Amendment shall become effective as of the Second Amendment Effective Date upon receipt by the Trustee of the following:

                  (a) Notification in writing from each of Moody's and Standard & Poor's to the effect that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (b) An Officer's Certificate of each Transferor to the effect that such Transferor reasonably believes that this Amendment will not have an Adverse Effect.

                  (c) Counterparts of this Amendment, duly executed by the parties hereto.

                  SECTION 10. Pooling and Servicing Agreement in Full Force and Effect as Amended. The Pooling and Servicing Agreement is hereby amended by providing that all references therein to the "Pooling and Servicing Agreement," "this Agreement," "hereby," "hereof" and "herein" shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Pooling and Servicing Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  SECTION 13. Limitation of Trustee. The Trustee makes no
representations as to the validity or sufficiency of this Amendment. The recitals and statements herein are deemed to be those of RFC II, RFC III, RFC IV and the Servicer, and not of the Trustee.






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                  IN WITNESS WHEREOF, RFC II, RFC III, RFC IV, the Servicer and
the Trustee have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                               AMERICAN EXPRESS RECEIVABLES
                                 FINANCING CORPORATION II,
                               as a Transferor


                               By: /s/ David L. Yowan
                                   -------------------------------------------
                                   Name:  David L. Yowan
                                   Title: President

                               AMERICAN EXPRESS RECEIVABLES
                                 FINANCING CORPORATION III LLC,
                               as a Transferor


                               By: /s/ L. Craig Downs
                                   -------------------------------------------
                                   Name:  L. Craig Downs
                                   Title: President

                               AMERICAN EXPRESS RECEIVABLES
                                 FINANCING CORPORATION IV LLC,
                               as a Transferor


                               By: /s/ Robert C. Radle
                                   -------------------------------------------
                                   Name:  Robert C. Radle
                                   Title: President

                               AMERICAN EXPRESS TRAVEL RELATED
                                 SERVICES COMPANY, INC.,
                               as Servicer

                               By: /s/ David L. Yowan
                                   -------------------------------------------
                                   Name:  David L. Yowan
                                   Title: Senior Vice President and Treasurer

                               THE BANK OF NEW YORK,
                               as Trustee


                               By: /s/ Catherine Cerilles
                                   -------------------------------------------
                                   Name:  Catherine Cerilles
                                   Title: Assistant Vice President



        [Signature Page to Second Amendment to Amended and Restated PSA]